UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2007

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

3219 Glynn Avenue, Brunswick, Georgia
(Address of principal executive offices)

31520
(Zip code)

(912) 264-0505
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2007 The Flooring Zone, Inc. (the “Company”) and Brilliant Technologies Corporation (“Brilliant”) entered into a Letter of Intent, which, by its terms, would expire if the parties did not reach a definitive agreement regarding the transaction contemplated in the Letter of Intent on or before July 31, 2007. No definitive agreement was reached by the parties by July 31, 2007. On August 1, 2007, the Company was notified by Brilliant of Brilliant’s acceptance of the termination of the Letter of Intent by its terms. The Company does not expect to entertain a transaction with Brilliant in the future.

Statements contained in this Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: August 3, 2007	By:	/s/ Michael Carroll
Michael Carroll, Chief Executive Officer

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